Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Carl B. Webb, Chief Executive Officer, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 2) of Pacific Capital Bancorp; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 17, 2010	/s/ Carl B. Webb
Carl B. Webb
Chief Executive Officer (Principal Executive Officer)